Eastman key materials flow


Methanol/ ammonia
Wood pulp
Coal/ oxygen/ methanol
Plastic waste
para-Xylene/ oxygen
Propane/ ethane/ propylene
Alkylamines
Cellulose esters (CEs)
Acetic anhydride
Acetic acid
Dimethyl terephthalate
Terephthalic acid
Propylene
Ethylene
Methylamines and derivatives for agriculture, personal care and water treatment
Naia™ cellulosic fiber
Cellulosic products
CEs for coatings and plastics
Acetyl products
Copolyesters
Tritan™
Various propylene and ethylene derivatives

2025 Total Cost of Operations

Total Cost of Operations


Total Cost of Operations (ex-RM&E)
Total Raw Materials and Energy

Total Raw Materials and Energy


Olefin Feedstock
Natural Gas
Wood Pulp
Paraxylene
Polyvinyl Alcohol
Methanol
Coal
Other Raw Materials and Energy
Total Cost of Operations (ex-RM&E)

*Total Cost of Operations defined as sales less earnings before interest and taxes excluding non-core items. Non-core and unusual items are defined in "Management's Discussion and Analysis of Financial Condition Results of Operations - Non-GAAP Financial Measures" in Part II, Item 7 of the 2025 Annual Report on Form 10-K.